Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Faraday Future Intelligent Electric Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	(1)	457(o)		$		$0.0001381	$					$
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share	(2)	457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities	(3)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(4)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(5)	457(o)			27,231,755.00	0.0001381		3,760.71
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.0001 per share	(6)	415(a)(6)							S-3	333-272745	06/28/2023
Carry Forward Securities	Other	Warrants	(7)	415(a)(6)							S-3	333-272745	06/28/2023
Carry Forward Securities	Unallocated (Universal) Shelf		(8)	415(a)(6)		$	$272,768,245.00		$		S-3	333-272745	06/28/2023		$30,059.06

Total Offering Amounts:							$300,000,000.00			3,760.71
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$3,760.71

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Offering Note(s)

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate amount of common stock as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred stock registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate amount of preferred stock as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.
(5)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, and warrants to purchase common stock, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities included hereunder may be sold separately or with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. No separate consideration will be received for (i) Class A Common Stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) Class A Common Stock, preferred stock, and/or debt securities that may be issued upon exercise of warrants or rights registered hereby, as the case may be.
(6)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $272,768,245 of unsold securities (the “Unsold Securities”) that have previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-272745) filed on June 16, 2023, and declared effective on June 28, 2023 (the “Prior Registration Statement”), and the registration fee of $33,819.77 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(7)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $272,768,245 of unsold securities (the “Unsold Securities”) that have previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-272745) filed on June 16, 2023, and declared effective on June 28, 2023 (the “Prior Registration Statement”), and the registration fee of $33,819.77 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(8)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $272,768,245 of unsold securities (the “Unsold Securities”) that have previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-272745) filed on June 16, 2023, and declared effective on June 28, 2023 (the “Prior Registration Statement”), and the registration fee of $33,819.77 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.